                               POWER OF ATTORNEY

     Know all men by these presents that, pursuant to the requirements of
Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange
Act") and the rules and regulations of the United States Securities and Exchange
Commission ("SEC") promulgated thereunder, the undersigned hereby constitutes and appoints John F. Henry, Jr., Steven R. Barrett and T. Gerald Davis, and each of them, as the undersigned's true and lawful attorney-in-fact, to:

     (1)  execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of The Dixie Group, Inc., a
          Tennessee corporation (the "Company"), any Statements on SEC Forms 3,
          4 or 5 (and any amendments thereto), which the undersigned may be required to file pursuant to Section 16(a) of the Exchange Act and the rules thereunder;

     (2)  do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such
          Form 3, 4 or 5 and to timely file such form with the SEC and with any stock exchange or similar authority; and

     (3)  take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such
          attorney-in-fact's discretion.

     The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned hereby acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

     This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney effective as of May 6, 2004.

                                                     /s/ Joseph L. Jennings, Jr.
                                                     ---------------------------
                                                        Joseph L. Jennings, Jr.